Exhibit 10.17

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of the 9th day of March, 2011, by and among WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P. (the “Borrower”), the LENDERS party hereto (the “Lenders”), REGIONS BANK, as administrative agent for the Lenders (the “Agent”) and the GUARANTORS party hereto (the “Guarantors”).

R E C I T A L S:

The Borrower, the Agent and the Lenders have entered into that certain Credit Agreement dated November 19, 2010 (as amended, modified or restated from time to time, the “Credit Agreement”). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

The parties hereto desire to amend the Credit Agreement as the parties hereunder deem appropriate upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Agent, the Lenders and the Guarantors, intending to be legally bound hereby, agree as follows:

SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

SECTION 2. Amendments.

2.1 Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of “Interest Period” in its entirety and inserting the following in lieu thereof:

“Interest Period” means with respect to any LIBOR Rate Loan, each period commencing on the date such LIBOR Rate Loan is made or the day following the last day of the next preceding Interest Period for such Loan and ending seven calendar (7) days, one (1) month, two (2) months, three (3) months or six (6) months thereafter, as the Borrower may select in a Notice of Borrowing, Notice of Continuation or Notice of Conversion, as the case may be, except that, for any Interest Period other than a seven calendar (7) day Interest Period, each Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. Notwithstanding the foregoing: (i) no Interest Period for a LIBOR Rate Loan shall end after the Maturity Date; and (ii) each Interest Period that would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding

Business Day falls in the next succeeding calendar month, on the next preceding Business Day).”

2.2 Section 2.6(b) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

“(b) Extended Maturity Date Option. The Borrower may extend the term of this Agreement to the first anniversary of the Initial Maturity Date (the “Extended Maturity Date”), subject to the satisfaction of the following requirements:

(i) delivery by the Borrower of a written notice of such extension not more than ninety (90) days and not less than forty-five (45) days prior to the Initial Maturity Date (the “Extension Notice”);

(ii) no Default or Event of Default shall exist at the time of such extension;

(iii) no Material Adverse Effect has occurred in the financial condition of the Borrower and its Subsidiaries, or any other Obligor and its Subsidiaries, taken as a whole, since the Agreement Date;

(iv) compliance with each covenant contained in Articles VII, VIII and IX hereof, including but not limited to the financial covenants contained in Section 9.1 hereof;

(v) delivery by the Borrower on or before the Initial Maturity Date to the Agent (for the pro rata benefit of the Lenders based on their respective Commitment Percentage) of an extension fee equal to one-fourth of one percent (.25%) of the Aggregate Commitment (the “Extension Fee”); and

(vi) Borrower shall have a Tangible Net Worth of not less than $200,000,000 on or after the date of the Extension Notice but not later than the Initial Maturity Date.

Such extension shall be effective as of the date of delivery of the Extension Notice and the Extension Fee and receipt by the Agent of a certificate executed by a Responsible Officer of the Borrower representing and certifying that the requirement in preceding clause (vi) has been satisfied, provided that, upon delivery of the Extension Notice, Borrower shall be deemed to have represented and certified that the representations in preceding clauses (ii) – (iv) have been satisfied.”

2.3 Section 9.1(d) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

“(d) (i) as of December 31, 2011, not permit Tangible Net Worth to be less than $110,000,000 and, (ii) at any time thereafter, not permit Tangible Net Worth to be less than the sum of (A) $110,000,000 and (B) seventy-five percent (75%) of the Gross Cash Proceeds of all Equity Issuances by REIT Guarantor, Borrower or any other Guarantor consummated after December 31, 2011 (other than Gross Cash Proceeds received contemporaneously with or within ninety (90)

days after the redemption, retirement or repurchase of Equity Interests in Borrower or REIT Guarantor, subject to the restrictions on purchases or redemptions in Section 9.5, up to the amount paid by Borrower or REIT Guarantor in connection with such redemption, retirement or repurchase, where, for the avoidance of doubt, the net effect is that there shall not have been any increase in Shareholder Equity as a result of any such proceeds); and”

2.4 Section 9.1(e) of the Credit Agreement is hereby amended by deleting such section in its entirety and inserting the following in lieu thereof:

“(e) on or before June 30, 2011, raise at least $70,000,000 in Gross Cash Proceeds from Equity Issuances (the “Additional Equity Amount”).”

2.5 Section 9.5(a) of the Credit Agreement is hereby amended by inserting “At any time after October 1, 2011,” at the beginning of such section.

2.6 Exhibit E, Exhibit F and Exhibit G to the Credit Agreement are hereby amended by deleting such exhibits in their entirety and replacing such exhibits with Exhibit E, Exhibit F and Exhibit G attached hereto in lieu thereof.

SECTION 3. Conditions to Effectiveness. The effectiveness of this Amendment and the obligations of the Lenders hereunder are subject to the following conditions, and upon satisfaction of the following conditions, this Amendment shall be effective as of the day and year first above written:

(a) receipt by the Agent of a duly executed counterpart of this Amendment signed by the Borrower, the Guarantors, the Agent and the Lenders;

(b) receipt by the Agent, in immediately available funds, of an amendment fee in the amount of $52,500.00; and

(c) the fact that the representations and warranties of the Borrower contained in Article VI of the Credit Agreement and in Section 5 of this Amendment shall be true in all material respects on and as of the date hereof except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances specifically and expressly permitted under the Credit Agreement.

SECTION 4. No Other Amendment. Except for the amendments set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, except as herein amended, nor affect nor impair any rights, powers or remedies under the Credit Agreement as hereby amended. The Lenders and the Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Credit Agreement, as heretofore and hereby amended. The Credit Agreement, as so amended, is hereby ratified and affirmed. The Borrower and each Guarantor hereby expressly agrees that the Credit Agreement, as amended, is in full force and effect.

SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants to each of the Lenders as follows:

(a) No Default under the Credit Agreement has occurred and is continuing on the date hereof.

(b) The Borrower and Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by them.

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and Guarantors and constitutes a legal, valid and binding obligation of the Borrower and each Guarantor, enforceable against it in accordance with its terms, subject to the effect, if any, of bankruptcy, insolvency, reorganization, arrangement or other similar laws relating to or affecting the rights of creditors generally and the limitations, if any, imposed by the general principles of equity and public policy.

(d) The execution and delivery of this Amendment and the performance of the Borrower and Guarantors hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the articles of incorporation or bylaws or other applicable organizational documents of the Borrower, or any Guarantor, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which the Borrower, or any Guarantor is party or by which the assets or properties of the Borrower or Guarantors may be bound.

(e) There is no action, suit, investigation or proceeding, pending or, to Borrower’s knowledge, threatened, in any court or before any arbitrator or governmental authority which could reasonably be expected to have a Material Adverse Effect or which question the validity or enforceability of this Amendment.

(f) There have been no changes, amendments or supplements to, or restatements of, any of the organizational documents of the Borrower or Wells Core Office Income REIT, Inc., since the date that such organizational documents were last delivered and certified to Agent, or of Wells Core REIT – 333 E. Lake, LLC since November 19, 2010, or of Wells Core REIT – Westway One Houston, LLC since January 27, 2011, and each of the Borrower and the Guarantors is in good standing its respective state of formation.

SECTION 6. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement. Transmission by telecopy, facsimile, email or other form of electronic transmission of an executed counterpart of this Amendment shall be deemed to constitute due and sufficient delivery of such counterpart.

SECTION 7. Interpretation. This Amendment shall be construed to liberally effectuate the rights and remedies of the parties hereto as expressed herein, and neither such principle of interpretation nor the express language of this Amendment shall be impaired or adversely affected by any instruments and documents executed in connection herewith. The deletion of any provision from a prior draft of this Amendment shall not and shall not be deemed to constitute (and shall not be used as) evidence of any fact or interpretation, since the parties may disagree as to the meaning and effect of such a deletion, and no prior draft of this Amendment shall be admissible as evidence of the meaning of this Amendment. Should any provision of this Amendment, the Credit Agreement or the other Loan Documents require judicial interpretation, it is agreed that a court interpreting or construing same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation hereof and of the Credit Agreement and the other Loan Documents.

SECTION 8. No Course of Conduct. At no time shall the prior or subsequent course of conduct by Borrower or Agent and the Lenders directly or indirectly limit, impair or otherwise adversely affect any of the parties’ rights or remedies in connection with this or any of the instruments and documents executed in connection herewith, since the parties hereto agree that this Amendment and the Credit Agreement shall only be amended by written instruments executed by the parties, as provided herein. To the extent that Agent and the Lenders may have previously permitted Borrower to deviate from the terms and provisions of the Credit Agreement, Borrower and the Guarantors hereby acknowledge and agree that from the date of this Amendment, Borrower shall be required and expected to strictly comply with all terms and provisions of this Amendment and the Credit Agreement and Agent and the Lenders intend to enforce the terms and provisions of this Amendment and the Credit Agreement as in effect on the date hereof as amended hereby.

SECTION 9. Limited Relationships. Neither Agent, the Lenders nor any representative of Agent or the Lenders at any time has agreed or consented to being an agent, principal, business associate or participant, joint venturer, partner or alter ego of any of Borrower, the Guarantors or any of their affiliates, and no such relationship is contemplated. No person except employees of Agent, the Lenders and Agent’s and Lenders’ counsel has at any time been directly or indirectly authorized by Agent or the Lenders to directly or indirectly represent, speak or act for or on behalf of Agent or the Lenders with respect to any matter whatsoever related to, arising out of or connected with this Amendment or any other matter or contract.

SECTION 10. ARM’S LENGTH AGREEMENT. BORROWER AND EACH GUARANTOR EACH HEREBY ACKNOWLEDGES THAT IT HAS FREELY AND VOLUNTARILY ENTERED INTO THIS AMENDMENT AFTER AN ADEQUATE OPPORTUNITY AND SUFFICIENT PERIOD OF TIME TO REVIEW, ANALYZE, AND DISCUSS: (I) ALL TERMS AND CONDITIONS OF THIS AMENDMENT; (II) ANY AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THE

TRANSACTIONS CONTEMPLATED BY THIS AMENDMENT; AND (III) ALL FACTUAL AND LEGAL MATTERS RELEVANT TO THIS AMENDMENT AND/OR ANY AND ALL SUCH OTHER DOCUMENTS, WITH COUNSEL FREELY AND INDEPENDENTLY SELECTED BY BORROWER AND THE GUARANTORS. BORROWER AND THE GUARANTORS EACH FURTHER ACKNOWLEDGES AND AGREES THAT IT HAS ACTIVELY AND WITH FULL UNDERSTANDING PARTICIPATED IN THE NEGOTIATION OF THIS AMENDMENT AND ALL OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT AFTER CONSULTATION AND REVIEW WITH ITS COUNSEL, THAT ALL OF THE TERMS AND CONDITIONS OF THIS AMENDMENT AND THE OTHER DOCUMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT HAVE BEEN NEGOTIATED AT ARM’S-LENGTH, AND THAT THIS AMENDMENT AND ANY AND ALL SUCH OTHER DOCUMENTS HAVE BEEN NEGOTIATED, PREPARED, AND EXECUTED WITHOUT FRAUD, DURESS, UNDUE INFLUENCE, OR COERCION OF ANY KIND OR NATURE WHATSOEVER HAVING BEEN EXERTED BY OR IMPOSED UPON ANY PARTY.

SECTION 11. Reaffirmation. Borrower confirms, reaffirms and ratifies its obligations contained in the Credit Agreement and any other agreement or document relating to the Obligations. Borrower, on its own behalf and on behalf of each of its affiliates, warrants and represents to Agent and the Lenders that the Obligations and any and all other obligations of Borrower or any affiliate of Borrower to Agent and the Lenders, any affiliate of Agent and the Lenders, or any predecessors in interest of Agent and the Lenders or any affiliate of Agent and the Lenders, are not subject to any credits, charges, claims, counterclaims, defenses, or rights of offset or deduction of any kind or character whatsoever. Each of the Guarantors hereby (a) consents to the transactions contemplated by this Amendment, (b) promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of the Guaranty, said Guaranty being hereby ratified and affirmed, and (c) acknowledges and agrees that (i) the guarantees made by such party contained in the Guaranty are, and shall remain, in full force and effect after giving effect to this Amendment and the amendments to the Credit Agreement contained herein, and (ii) the obligations of each Guarantor pursuant to the Guaranty are not subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise of any of the Obligations guaranteed thereunder, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations guaranteed thereunder or otherwise.

SECTION 12. WAIVER OF CLAIMS. EACH OF BORROWER AND THE GUARANTORS ACKNOWLEDGES THAT EACH OF THE AGENT AND THE LENDERS HAS ACTED IN GOOD FAITH AND HAS CONDUCTED ITSELF IN A COMMERCIALLY REASONABLE MANNER IN ITS RELATIONSHIPS WITH BORROWER AND THE GUARANTORS IN CONNECTION WITH THIS AMENDMENT AND IN CONNECTION WITH THE OBLIGATIONS AND THE CREDIT AGREEMENT, BORROWER AND THE GUARANTORS HEREBY WAIVING AND RELEASING ANY CLAIMS TO THE CONTRARY. EACH OF BORROWER AND THE GUARANTORS ON ITS OWN BEHALF AND ON BEHALF OF EACH OF ITS AFFILIATES, RELEASES AND DISCHARGES THE AGENT AND THE LENDERS, ALL AFFILIATES OF THE AGENT AND THE LENDERS,

ALL OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS AND AGENTS OF THE AGENT AND THE LENDERS OR ANY OF THEIR AFFILIATES, AND ALL OF THEIR PREDECESSORS IN INTEREST, FROM ANY AND ALL CLAIMS, DEFENSES AND CAUSES OF ACTION, WHETHER KNOWN OR UNKNOWN AND WHETHER NOW EXISTING OR HEREAFTER ARISING, INCLUDING WITHOUT LIMITATION, ANY USURY CLAIMS, THAT HAVE AT ANY TIME BEEN OWNED, OR THAT ARE HEREAFTER OWNED, IN TORT OR IN CONTRACT BY BORROWER, ANY GUARANTOR OR ANY AFFILIATE OF BORROWER OR ANY GUARANTOR AND THAT ARISE OUT OF ANY ONE OR MORE CIRCUMSTANCES OR EVENTS THAT OCCURRED PRIOR TO THE DATE OF THIS AMENDMENT. MOREOVER, EACH OF BORROWER AND THE GUARANTORS, JOINTLY AND SEVERALLY, ON ITS OWN BEHALF AND ON BEHALF OF EACH OF ITS AFFILIATES, WAIVES ANY AND ALL CLAIMS ARISING ON OR BEFORE THE DATE OF THIS AMENDMENT FROM OR RELATED TO ANY DELAY BY THE AGENT AND THE LENDERS IN EXERCISING ANY RIGHTS OR REMEDIES UNDER THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS.

SECTION 13. Expenses. Borrower agrees to pay upon demand, all reasonable out-of-pocket costs and expenses of Agent and the Lenders (including the reasonable fees and disbursements of counsel) in connection with the preparation, execution and delivery of this Amendment and in connection with the enforcement of the Credit Agreement, this Amendment or any of the other Loan Documents. The Guarantors each agree that the foregoing obligations of Borrower shall be included in and shall constitute part of the “Guarantied Obligations” as defined in the Guaranty.

SECTION 14. Notice. Any notice required to be given under this Amendment shall be given in accordance with the Credit Agreement.

SECTION 15. Governing Law. This Amendment shall be governed by, and construed in accordance with, the law of the State of Georgia.

SECTION 16. Miscellaneous. This Amendment may not be modified orally, and any modification must be in writing, signed by the party to be bound. The captions are inserted only for the convenience of the reader and shall not be construed to interpret or modify the terms of the Agreement. Time shall be of the essence with respect to all obligations of Borrower and the Guarantors under the terms and provisions of this Amendment. All provisions of the Credit Agreement governing enforcement of the rights and remedies of Agent and Lenders and interpretation of the Credit Agreement shall apply to this Amendment and are incorporated herein by this reference.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver this Amendment as of the day and year first above written.

BORROWER:

WELLS CORE OFFICE INCOME OPERATING PARTNERSHIP, L.P.

By:	Wells Core Office Income REIT, Inc.,
its General Partner

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Executive Vice President

GUARANTORS:

WELLS CORE OFFICE INCOME REIT, INC.

By:	/s/ Douglas P. Williams
Name:	Douglas P. Williams
Title:	Executive Vice President

WELLS CORE REIT – 333 E. LAKE, LLC

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

		By:	/s/ Douglas P. Williams
		Name:	Douglas P. Williams
		Title:	Executive Vice President

WELLS CORE REIT – WESTWAY ONE HOUSTON, LLC

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its general partner

		By:	/s/ Douglas P. Williams
		Name:	Douglas P. Williams
		Title:	Executive Vice President

Signature Page of

First Amendment to Term Loan Agreement

REGIONS BANK

By: /s/ Cathy Casey Baillis

Name: Cathy Casey Baillis

Title: Managing Director

Signature Page of

First Amendment to Term Loan Agreement

U.S. BANK, NATIONAL ASSOCIATION

By: /s/ Joseph L. Hord

Name: Joseph L. Hord

Title: Vice President

Signature Page of

First Amendment to Term Loan Agreement